EXHIBIT 5.1

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois  60601

May 1, 2007

NovaMed, Inc.

980 North Michigan Avenue

Suite 1620

Chicago, Illinois 60611

Re:     Form S-3 Registration Statement

Ladies and Gentleman:

We have acted as special counsel to NovaMed, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 and the prospectus contained therein to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, at an aggregate initial offering price not to exceed $75,000,000, of the following Company securities:

A.            common stock, par value $0.01 per share (the “Common Stock”);

B.            preferred stock, par value $0.01 per share (the “Preferred Stock”);

C.            senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued under a senior indenture (including any supplements thereto, the “Senior Indenture”) to be dated on or about the date of the first issuance of the Senior Debt Securities, between the Company and a trustee to be selected by the Company (a “Trustee”);

D.            subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under a subordinated indenture (including any supplements thereto, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be dated on or about the date of the first issuance of the Subordinated Debt Securities, between the Company and a Trustee; and

E.             warrants to purchase Common Stock or Preferred Stock (the “Warrants” and, together with the Common Stock, Preferred Stock and Debt Securities, the “Securities”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company.

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect.  The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents executed by parties (other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinions set forth below, we have also assumed (i) the truth, accuracy and completeness of the information, representations and warranties contained in the certificates, corporate records, agreements, instruments and other documents we have reviewed; (ii) the Registration Statement and any amendments thereto, including post-effective amendments, will have become effective under the Act; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered, issued and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             With respect to the Common Stock, when (a) the Company’s Board of Directors or an authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the terms of the offering, issuance and sale of the shares of Common Stock and all related matters, (b) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as amended to date (the “Organizational Documents”), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (d) the Company has received the consideration therefor and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the terms of the offering, issuance and sale of the shares of Preferred Stock and all related matters, (b) the terms of the sale of, and the provisions of, the Preferred Stock have been duly established in conformity with the Organizational Documents, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (d) the Company has received the consideration therefor and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3.             With respect to the Debt Securities, when (a) the Board has taken all necessary corporate action to approve the terms of the offering, issuance and sale of the Debt Securities and all related matters, (b) the terms of the sale of, and the provisions of, the Debt Securities have been duly established in conformity with the applicable Indenture, and do no violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) such Debt Securities have been duly executed by the Company and the Trustee and authenticated in accordance with the applicable Indenture, and such Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (d)  the applicable Trustee has been qualified under the TIA and a Form T-1 has been properly filed or incorporated by reference as an exhibit to the Registration Statement and (e) the Company has received the consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.           With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the terms of the offering, issuance and sale of the Warrants and all related matters, (b) the warrant agreement (the “Warrant Agreement”) relating to the Warrants has been duly authorized, executed and delivered, (c) the terms of the sale of the Warrants have been duly established in conformity with the Warrant Agreement, and do no violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement, and (e) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinion expressed herein is based upon and limited to the General Corporation Law of the State of Delaware, as amended.  We express no opinion herein as to any other laws, statutes, regulations or ordinances.  The opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.  This opinion letter is solely for the benefit of the addressee hereof in connection with the filing of the Registration Statement and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP